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                                                                 EXHIBIT 10.51

To:   Standard Chartered Bank                      30th day of August 1996
      Hong Kong

                             LETTER OF UNDERTAKING
                             ---------------------

Dear Sirs,

         We refer to the banking facilities made, or to be made available by Standard Chartered Bank ("the Bank") to Tarrant Company Ltd. ("the Company").

         In consideration of the Bank providing or continuing banking facilities or other accommodation or services to the Company for so long as the Bank may think fit, and as a continuing security for the payment and discharge to the Bank on demand of all moneys, obligations and liabilities, whether actual or contingent, now or at any time hereafter due, owing or incurred by the Company to the Bank, we hereby undertake to:

*        i)      maintain minimum tangible net worth no less than
USD22,000,000.-; and


*        ii)     debt-to equity ratio not to exceed 2.0:1 at each audited
financial year end. Defined as Total Liabilities (current and long term) divided by Tangible Net Worth.


         For the purposes of this undertaking the net worth shall be the aggregate of:

         (a) the amount paid up or credited as paid up on the issued share capital and

         (b) the amounts standing to the credit of the capital and revenue reserves all as shown by the latest accounts but after making such adjustments as the Bank considers appropriate (including deductions for any amount which is attributable to intangible assets or which has been or is to be distributed to its shareholders or is necessary to take account of any minority or other interest in any other company).

             We further undertake that we will, promptly on becoming aware of the same, notify the Bank of any circumstance which gives rise, or may give rise, to the debt-to-equity ratio being over the figure and the net worth falling below the figure as stated above.

             This letter of undertaking shall be governed by and construed in accordance with the laws of Hong Kong and we hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

                                                Yours faithfully,

*        Undertakings  i) and ii                /s/ Mark B. Kristof
         apply to consolidated amounts          ----------------------
         reported by Tarrant Apparel            signed by Mark B. Kristof
         Group ("TAGS").  The Company           a Director
         is a 100% subsidiary of TAGS.          for and on behalf of
                                                Tarrant Apparel Group